UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2022

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifteenth Street, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2022, certain subsidiaries of Gates Industrial Corporation plc entered into Amendment No. 6 (“Amendment No. 6”) to the Credit Agreement, dated as of July 3, 2014 (as amended by Amendment No. 1, dated as of April 7, 2017, Amendment No. 2, dated as of November 22, 2017, Amendment No. 3, dated as of January 24, 2018, Amendment No. 4, dated as of February 24, 2021, and Amendment No. 5, dated as of November 18, 2021), among Gates Global LLC (the “Borrower”), Omaha Holdings LLC and certain subsidiaries of the Borrower as guarantors, Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent, and the other parties and lenders party thereto (as amended, the “Credit Agreement”).  Amendment No. 6, among other things, refinanced and replaced the Borrower’s outstanding euro denominated term loans with a new class of $575.0 million of dollar denominated term loans (the “Initial B-4 Dollar Term Loans”). The Initial B-4 Dollar Term Loans have substantially similar terms as the Borrower’s existing term loans, except that (i) Gates Corporation, a subsidiary of the Borrower, is a co-borrower in respect of the Initial B-4 Dollar Term Loans, (ii) the Initial B-4 Dollar Term Loans bear interest at the Borrower’s option at either Term SOFR (as defined in the Credit Agreement) plus 3.50% per annum (subject to a 0.50% per annum Term SOFR floor) or at the base rate plus 2.50% per annum (subject to a 1.50% per annum base rate floor), (iii) the Initial B-4 Dollar Term Loans require scheduled quarterly amortization payments of 1% per annum based on the initial aggregate principal amount of the Initial B-4 Dollar Term Loans and mature in November 2029 and (iv) the Initial B-4 Dollar Term Loans require a prepayment premium in connection with the repayment of such Initial B-4 Dollar Term Loans in connection with certain repricing transactions occurring within six months following the closing of Amendment No. 6.

The foregoing description of Amendment No. 6 is a summary and is qualified in its entirety by reference to Amendment No. 6, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6, dated as of November 16, 2022, to the Credit Agreement dated as of July 3, 2014 (as amended by Amendment No. 1 thereto, dated as of April 7, 2017, Amendment No. 2 thereto, dated as of November 22, 2017, Amendment No. 3 thereto, dated as of January 24, 2018, Amendment No. 4, dated as of February 24, 2021, and Amendment No. 5, dated as of November 18, 2021) among the Borrower, Omaha Holdings LLC, the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other parties and lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC

By:	/s/ Cristin Bracken
	Name:	Cristin Bracken
	Title:	Secretary

Date: November 21, 2022

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